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                                                                   EXHIBIT 10.20

                             EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of the 7th day of July, 1995, by and between Douglas O. Reudink ("Employee") and METAWAVE COMMUNICATIONS, INC., a Delaware corporation (the "Company"). In consideration of the mutual covenants and conditions set forth herein, the parties hereby agree as follows:

     1. Employment. Company hereby employs Employee to serve as its Chief Technical officer and Employee hereby accepts such employment. In such capacity, Employee shall perform such duties during the term hereof as the Board of Directors of the Company shall, from time to time, reasonably direct. Employee agrees to utilize his skills and to render services to the best of his ability on a full-time basis during the term of this Agreement.

     2. Term. Employee's employment hereunder shall continue until terminated pursuant to the provisions of paragraph 6 below.

     3. Compensation. For all services rendered by Employee under this Agreement, Employee shall receive a monthly salary at an annual rate of $144,000, or such annual rate as the Board of Directors of the Company may from time to time establish in its sole discretion, provided, that the Investors and the Founders (as defined in the Founders Stock Repurchase Agreement dated as of the date hereof,) hereby agree to work in good faith within the six (6) months after the date of this Agreement to develop an executive compensation plan to consist of salary and a bonus based on performance. In addition, Employee shall receive such bonuses as may be declared from time to time by the Board of Directors in its sole discretion and shall be eligible for consideration for participation in stock option or stock purchase plans adopted by the Company, in the sole discretion of the Board of Directors consistent with the terms of such plans and applicable law.

     4. Benefits. During the term of employment hereunder, Employee shall be entitled to participate fully in any benefits and policies,. including, but not limited to, vacation and sick leave and group medical and life insurance which may be made available to the employees of the Company generally. The Company shall pay or reimburse Employee for all reasonable travel and other expenses incurred or paid by Employee in connection with the performance of services under this Agreement upon presentation of expense vouchers and such other supporting information as the company may from time to time reasonably request.

     5. Warranties and Indemnification. Employee represents to the Company that Employee is free to enter into this Agreement and that Employee has no commitment, arrangement or understanding to or with any third party which restrains or is in conflict with this
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Agreement or which would operate to prevent Employee from performing the services to the Company which employee hereby has agreed to provide. Employee agrees to indemnify and hold the Company harmless from and against any and all liabilities or claims, including costs, expenses and reasonable attorney's fees arising out of any acts by Employee which, the foregoing representation or warranty to the contrary notwithstanding, shall be in violation of or shall constitute a breach of any such commitment, arrangement or understanding. The provisions of this Paragraph 5 shall survive any termination of this Agreement for any reason. Employee agrees to execute the Company's Proprietary Information Agreement upon his acceptance of employment with the Company. Employee further agrees that at all times both during his employment by the Company and after its termination, he will keep in confidence and trust, and will not use or disclose, any confidential or proprietary information of the Company.

     6.   Termination.

          (a) Employee's employment hereunder may be terminated by Employee or Company at any time for any reason, with or without Cause by delivering to the other party written notice of such termination; provided however:

          (b) All other compensation and benefits will terminate upon the effective date of termination of Employee's employment. Notwithstanding the foregoing, Company's obligations to continue Employee's salary will immediately terminate upon Employee's breach of his obligations pursuant to paragraph 7 of this Agreement. Notwithstanding anything herein to the contrary, (other than the immediately preceding sentence) if the Company terminates Employee's employment without cause prior to the first anniversary of the execution of this agreement, Employee shall be entitled to receive the salary and benefits referred to in paragraphs 3 and 4 for a period of one year following such termination. If the Company terminates Employee's employment without cause after the first anniversary of the date of this Agreement, Employee shall be entitled to benefits provided in paragraphs 3 and 4 for a period of 6 months following such determination.

          (c) Company's obligation to pay salary, benefits, and any and all other forms of compensation to Employee shall immediately terminate on the effective date of Employee's voluntary termination of employment or any termination of Employee's employment for Cause. For purposes of this Agreement, "Cause" shall mean (i) the Employee's engaging in misconduct which is demonstrably injurious to Company; (ii) the Employee's being convicted of a felony; (iii) any act of Employee, which in the reasonable judgment of a majority of the Board of Directors of the Company, constitutes dishonesty, larceny, fraud, deceit or gross negligence by Employee in the performance of his duties to the Company, or willful misrepresentation to shareholders, directors or officers of the Company; or (iv) the Employee's breach of this-
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Employment Agreement or any confidentiality or proprietary information agreement between the Employee and Company.

          (d) In the event of Employee's death during the Employment Period, Company shall pay to Employee's estate within ten (10) days of Employee's death any unpaid salary earned by Employee through the date of Employee's death. All other payments shall cease.

          (e) Termination by Employee. Employee may terminate his employment at any time upon at least fifteen (15) days written notice. Einployee's right to the benefits described in paragraphs 3 and 4 above shall terminate upon the effective date of such termination.

     7. (a) Covenant Not to Compete. For a period beginning on the date of this Agreement and ending one year following the date of termination of Employee's employment hereunder for any reason, Employee hereby agrees that he will not, directly or indirectly, enter into the employment of, render services to or acquire any interest whatsoever in (whether for his own account as an individual proprietor, or as a partner, associate, shareholder, officer, director, consultant, trustee or otherwise), any person or entity engaged in any operations in competition in North America, Asia, Europe or Latin America, with any aspect of the business of the Company as presently conducted and as said businesses may evolve in the ordinary course of business between the date of this Agreement and the termination of Employee's employment hereunder (including products under active development at such time); provided, however, that nothing herein shall prevent the purchase or ownership by Employee, by way of investment, shares of any class stock with a value of $100,000 or less at the time of investment, in any publicly-held corporation, or prevent the employment of or the rendering of services by Employee where he does not contribute to the development or sale of products which compete with products of the Company. The parties agree that the areas within which these business activities are carried on and where the goodwill of the Company has been established reasonably includes North America, Asia, Europe and Latin America.

          (b) Non-solicitation. Without limiting the foregoing, Employee agrees that he will not call on or otherwise solicit business from any of the customers or potential customers of the Company which, at the time of termination of his employment, were listed (or ought to have been listed) in the Company's records, as to any product that competes with any product provided or marketed by or actually under development by the Company at the time of Employee's termination. Employee further agrees that he will not solicit the employment of or hire any employee of the Company throughout the term of this covenant.

     8. Remedies. Employee agrees that damages for breach of his covenants under paragraph 7 above will be difficult to determine and inadequate to remedy the harm which may
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be caused thereby, and therefore consents that these covenants may be enforced by temporary or permanent injunction without the necessity of bond. such injunctive relief shall be in addition to and not in place of any other remedies available at law or in equity. Employee believes that the provisions of this Agreement are reasonable and that Employee is capable of gainful employment without breaching this Agreement. However, should any court or tribunal decline to enforce any provision of paragraph 7 of this Agreement as written, the parties hereby agree that this Agreement shall, to the extent applicable to that circumstance before such court, be deemed to be modified to restrict Employee's competition with the Company to the maximum extent of time, scope and geography which the court shall find enforceable, and such provisions shall be so enforced. The prevailing party in any enforcement proceedings hereunder shall be awarded its costs and reasonable attorneys' fees at all levels of such proceedings.

     9. Agreement Relating to Sale and Repurchase of Shares. As a condition of the employment of Employee by the Company, Employee agrees to execute and deliver an agreement in substantially the form of Exhibit B attached hereto.

     10. Entire Agreement: Modification. The provisions and documents contained and referenced herein constitute the entire Agreement between the parties with respect to the subject matter hereof and any waiver, alteration or modification of any provisions of this Agreement, or the replacement of this Agreement, shall not be valid unless in writing and signed by all the parties signing hereunder.

     11. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Washington.

     12. No Waiver. No waiver or modification of any of the terms or provisions hereof shall be valid unless in writing signed by the party against which the enforcement of such waiver or modification is sought, nor shall any waiver or failure to enforce any right hereunder be deemed to be a waiver of the same or any other right in any other instance.

     13. Arbitration. Employee agrees that any and all disputes that Employee has with the Company or any of its employees, which arise out of Employee's employment, the termination of employment or otherwise under the terms of this Agreement shall be resolved through final and binding arbitration. This shall include, without limitation, disputes relating to this Agreement, any disputes regarding Employee's employment by the Company or the termination thereof, claims for breach of contract or breach of the covenant of good faith and fair dealing, and any claims of discrimination or other claims under any federal, state or local law or regulation now in existence or hereinafter enacted and as amended from time to time concerning in any way the subject of Employee's employment with the Company or its termination. The only claims not covered by this paragraph 13 are claims for benefits under the workers'
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compensation laws or unemployment insurance laws. Binding arbitration will be conducted in Seattle, Washington, in accordance with the rules and regulations of the American Arbitration Association then in effect. Each party will bear one-half of the cost of the arbitration filing and hearing fees, and the cost of the arbitrator; each side will bear its own attorneys' fees, unless otherwise decided by the arbitrator. Employee understands and agrees that the arbitration shall be instead of any civil litigation and that the arbitrator's decision shall be final and binding to the fullest extent permitted by law and enforceable by any court having jurisdiction thereof.

     Signed by the parties as of the date first written above.


                              METAWAVE COMMUNICATIONS CORPORATION

                              By          /s/ Thomas Huseby
                                  ----------------------------------
                                       Its Chairman/Secretary



                              EMPLOYEE:

                                 /s/ Douglas O. Reudink
                              --------------------------------------
                                     Douglas O. Reudink

                              Address:  c/o Riddell Williams et al.
                                        1001 Fourth Avenue Plaza
                                        Suite 4400 ,
                                        Seattle, Washington 98154


                              Signature:____________________________